Exhibit 99.1

Sunny Holcomb

(914) 288-8100

ACADIA REALTY TRUST REPORTS SECOND QUARTER 2021 OPERATING RESULTS

RYE, NY (July 28, 2021) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter and year-to-date period ended June 30, 2021. All per share amounts are on a fully-diluted basis, where applicable.

Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), through which the Company owns and operates retail assets in the nation’s most dynamic corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to net income, funds from operations ("FFO") as per NAREIT and before Special Items (discussed below), and net property operating income ("NOI").

Second Quarter and Recent Highlights

•	Second Quarter Earnings and Operating Results:
o	Exceeded expectations with GAAP earnings per share of $0.04, FFO per share of $0.31 and FFO before Special Items per share of $0.30
o	Raised annual 2021 guidance to $1.05 to $1.14 (from initial guidance of $0.98 to $1.14) to reflect improved outlook on leasing and credit reserves
o	Increased same-property NOI by 13.9%
o	Increased collections to 96% of pre-COVID billings (as defined below)
•	Core Portfolio Leasing:
o	Core Portfolio leasing pipeline increased to approximately $14.0 million, with approximately 60% signed to date, including Street leases in Chicago, New York and Washington D.C.
o	Core Portfolio is 89.8% occupied and 92.4% leased as of June 30, 2021, compared to 89.5% occupied and 91.0% leased as of March 31, 2021
o	GAAP and cash leasing spreads of 7.7% and 1.8%, respectively, on comparable new and renewal leases
•	Core Structured Financing and Fund Acquisition/Disposition Activity:
o	Approximately $170.0 million of Fund V acquisitions under contract and/or agreements in principle
o	Funded a $16.0 million Core Structured Financing investment
o	Fund IV completed $39.9 million of dispositions and Fund III completed a $10.0 million disposition
•	Core Balance Sheet and Liquidity:
o	Significantly increased liquidity and extended maturities with the closing of a $700.0 million amended and restated credit facility
o	Raised gross proceeds of $46.0 million at an average price per share of approximately $22.37 through the at-the-market equity program ("ATM Program")

“We are seeing meaningful improvement in our operations as our key markets continue to re-open,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “We are energized by the new and exciting retailers that are expanding their real estate presence in our key street markets, evidenced by our robust leasing pipeline and the successful execution of these leases. Looking further ahead, more potential acquisition opportunities are emerging and we are aggressively pursuing these accretive investment opportunities as they become more actionable in both our Core Portfolio and Fund platform.”

CORE PORTFOLIO

Core Portfolio Operating Results

The Company had an increase in same-property NOI of 13.9% for the second quarter 2021 as compared to the second quarter 2020, driven by rent commencement on new leases and improved credit reserves.

The Core Portfolio was 89.8% occupied and 92.4% leased as of June 30, 2021 compared to 89.5% occupied and 91.0% leased as of March 31, 2021, which reflects progress in its leasing pipeline as further discussed above. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties.

During the second quarter, the Company generated a 7.7% increase in rent spreads on a GAAP basis and 1.8% increase in rent spreads on a cash basis, on 19 conforming new and renewal leases aggregating approximately 227,000 square feet.

The Company continued to expand its Core Portfolio leasing pipeline, which has increased to approximately $14.0 million to date, with approximately 60% signed to date, including Street leases in Chicago, New York City and Washington D.C.

Core Portfolio Cash Collections

The Company collected 96% of second quarter pre-COVID billings as of July 23, 2021.

All amounts are based upon pre-COVID billings (original contract rents without regard to deferral or abatement agreements) and exclude the impact of any security deposits applied against tenant accounts.

Core Structured Financing Activity

The Company funded a $16.0 million Structured Financing investment.

Core Balance Sheet and Liquidity

As previously announced, the Company closed on a $700.0 million amended and restated unsecured credit facility, which replaced its existing $600.0 million credit facility. The amended and restated unsecured credit facility provides for an increase in the Company’s existing revolving credit facility from $250.0 million to $300.0 million and an increase in the Company’s existing term loan facility from $350.0 million to $400.0 million. The amended and restated unsecured credit facility has an accordion feature expandable to $900.0 million, subject to customary conditions, and, inclusive of extension options, matures on June 29, 2026.

The Company has raised gross proceeds during the second quarter of $46.0 million at an average price per share of approximately $22.37 through the ATM Program.

OPERATIONS UPDATE

COVID-19 Pandemic Impact on Operations

Second quarter 2021 credit losses and abatements were de minimis due to a benefit of approximately $2.2 million of cash collections on previously-reserved tenant accounts received during the quarter, which included $1.8 million related to the Core Portfolio and $0.4 million related to the Funds.

The amounts below represent the Company's pro-rata share of credit losses and abatements, inclusive of a benefit of approximately $2.2 million of credit loss (recoveries) mentioned above, and straight-line rent reserves primarily associated with the COVID-19 Pandemic (in millions) for the six months ended June 30, 2021:

Year-to-Date Ended June 30, 2021 Credit Losses and Reserves	Core Same Store	Core Other	Funds	Total	Per Share

Credit Loss and Abatements - Billed Rents and Recoveries	$3.1	$0.2	$0.3	$3.6	$0.04
Straight-Line Rent Reserves	N/A	—	0.1	0.1	—
Total	$3.1	$0.2	$0.4	$3.7	$0.04

“Credit Loss and Abatements – Billed Rents and Recoveries” represent reserves taken against a tenant’s rent and recoveries that were billable pursuant to the terms of a lease agreement. “Straight-Line Rent Reserves” represent reserves against a tenant’s straight-line rent balance. The balance is derived from the cumulative difference, generally from inception of the lease, between a tenant’s billed rents and the amount of rent recognized in earnings on a straight-line basis over the life of the lease.

CONSOLIDATED FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of (i) net income attributable to Acadia to FFO (as defined by NAREIT and before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income or loss to NOI is included in the financial tables of this release.

Net Income

Net income attributable to Acadia for the quarter ended June 30, 2021 was $3.9 million, or $0.04 per share, which included (i) $0.7 million, or $0.01 per share, from the unrealized mark-to-market gain on Albertsons and (ii) $1.5 million, or $0.02 per share, attributable to an aggregate gain on dispositions of Fund investments. Net income attributable to Acadia for the quarter ended June 30, 2020 was $19.4 million, or $0.22 per share, which included $24.9 million, or $0.27 per share from the monetization of and unrealized mark-to-market gain on Albertsons, which was offset by $9.4 million, or $0.10 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic.

Net income attributable to Acadia for the six months ended June 30, 2021 was $9.1 million, or $0.10 per share, which included (i) $2.4 million, or $0.03 per share, from the unrealized mark-to-market gain on Albertsons and (ii) $6.6 million, or $0.07 per share, attributable to an aggregate gain on dispositions of Core Portfolio and Fund investments was offset by $3.7 million, or $0.04 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic. Net income attributable to Acadia for the six months ended June 30, 2020 was $11.0 million, or $0.12 per share, which included $24.9 million of Acadia's share, or $0.27 per share from the monetization of and unrealized mark-to-market gain on Albertsons, which was offset by (i) $12.4 million of Acadia's share, or $0.14 per share, attributable to impairment charges within the Funds and (ii) $13.6 million, or $0.15 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic.

FFO as Defined by NAREIT

FFO for the quarter ended June 30, 2021 was $28.3 million, or $0.31 per share, and included $0.7 million, or $0.01 per share, from the unrealized mark-to-market gain on Albertsons. FFO for the quarter ended June 30, 2020 was $44.9 million, or $0.49 per share, which included $24.9 million, or $0.27 per share, from the monetization of and unrealized mark-to-market gain on Albertsons that was offset by $9.4 million, or $0.10 per share, related to credit loss and straight-line rent reserves, primarily due to the COVID-19 Pandemic.

FFO for the six months ended June 30, 2021 was $52.7 million, or $0.57 per share, and included $2.4 million, or $0.03 per share, from the unrealized mark-to-market gain on Albertsons and was offset by $3.7 million, or $0.04 per share, related to credit loss, straight-line reserves and tenant abatements, primarily due to the COVID-19 Pandemic. FFO for the six months ended June 30, 2020 was $72.7 million, or $0.79 per share, inclusive of $24.9 million, or $0.27 per share, from the monetization and unrealized mark-to-market gain of Albertsons, which was offset by $13.6 million, or $0.15 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic.

FFO before Special Items

FFO before Special Items for the quarter ended June 30, 2021 was $27.6 million, or $0.30 per share, which excluded $0.7 million, or $0.01 per share, from the unrealized mark-to-market gain on Albertsons. For the quarter ended June 30, 2020, FFO before Special Items was $26.6 million, or $0.29 per share, which excluded $18.4 million, or $0.20 per share, of unrealized mark-to-market gain on Albertsons.

FFO before Special Items for the six months ended June 30, 2021 was $50.2 million, or $0.54 per share, which excluded $2.4 million, or $0.03 per share, from the unrealized mark-to-market gain on Albertsons. For the six months ended June 30, 2020, FFO before Special Items was $54.3 million, or $0.59 per share, which excluded $18.4 million, or $0.20 per share, of unrealized mark-to-market gain on Albertsons.

FUND PLATFORM

Fund Acquisitions

Fund V has approximately $170.0 million of new investments under contract and/or agreements in principle. No assurance can be given that the Company will successfully close on such acquisitions under contract, which are subject to customary conditions and market uncertainty.

Fund Dispositions

Northeast Grocer Portfolio (Fund IV). Fund IV completed the disposition of four properties (aggregate 560,000 square-foot) located in Maine within its Northeast Grocer Portfolio for $39.9 million and repaid the properties' $23.5 million mortgages. Two properties remain within the grocery portfolio, both located in Pennsylvania.

654 Broadway (Fund III). Fund III completed the disposition of a 16,000 square-foot property located in New York City for $10.0 million.

2021 GUIDANCE

The Company again raised its annual 2021 guidance to reflect improved outlook on leasing and credit reserves. Presented below is the revised 2021 guidance.

2021 Guidance
	Initial	Q1 Revision	Q2 Revision

Net (loss) earnings per share attributable to Common Shareholders	$(0.12) to $0.04	$(0.08) to $0.06	$(0.02) to $0.07
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	1.22 to 1.26	1.22 to 1.26	1.22 to 1.26
Gain on disposition of properties (net of noncontrolling interests' share)	(0.05) to (0.07)	(0.05) to (0.07)	(0.05) to (0.07)
Noncontrolling interest in Operating Partnership	(0.07) to (0.09)	(0.07) to (0.09)	(0.07) to (0.09)
Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$0.98 to $1.14	$1.02 to $1.16	$1.08 to $1.17

Adjustments for Special Items:
Less: Albertsons unrealized holding gain (net of noncontrolling interest share)	—	(0.02)	(0.03)
Funds from operations before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$0.98 to $1.14	$1.00 to $1.14	$1.05 to $1.14

Please refer to the second quarter 2021 supplemental information package for additional details on certain other assumptions related to revised 2021 guidance.

CONFERENCE CALL

Management will conduct a conference call on Thursday, July 29, 2021 at 11:00 AM ET to review the Company’s earnings and operating results. Dial-in and webcast information is listed below.

Live Conference Call:

Date:            Thursday, July 29, 2021

Time:           11:00 AM ET

Dial#:         844-309-6711

Passcode:     “Acadia Realty” or “9089155”

Webcast (Listen-only):  www.acadiarealty.com under Investors, Presentations & Events

Phone Replay:

Dial#:            855-859-2056

Passcode:      “9089155”

Available Through:   Thursday, August 5, 2021

Webcast Replay:     www.acadiarealty.com under Investors, Presentations & Events

The Company uses, and intends to use, the Investors page of its website, which can be found at www.acadiarealty.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investors page, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, the website is not incorporated by reference into, and is not a part of, this document.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual – Core Portfolio and Fund – operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by the use of the words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) economic, political and social uncertainty surrounding the COVID-19 Pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to businesses, including the Company’s tenants, that have suffered significant declines in revenues as a result of governmental restrictions to contain or mitigate the COVID-19 Pandemic, as well as to adversely impacted individuals, (b) the rate and efficacy of COVID-19 vaccines, (c) the duration of any such orders or other formal recommendations for social distancing and the speed and extent to which revenues of the Company’s retail tenants recover following the lifting of any such orders or recommendations, (d) temporary or permanent migration out of major cities by customers, including cities where the Company’s properties are located, which may have a negative impact on the Company’s tenants’ businesses, (e) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments under existing leases, (f) to the extent we were seeking to sell properties in the near term, significantly greater uncertainty regarding our ability to do so at attractive prices, and (g) the potential adverse impact on returns from development and redevelopment projects; (ii) the ability and willingness of the Company’s tenants (in particular its major tenants) and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; (iii) macroeconomic conditions, such as a disruption of or lack of access to the capital markets; (iv) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (v) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (vi) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Interbank Offered Rate after 2021; (vii) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (viii) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (ix) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (x) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) uninsured losses; (xiv) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology during the COVID-19 Pandemic; and (xvi) the loss of key executives. The risks described above are not exhaustive and additional factors could adversely affect the Company’s business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in the events, conditions or circumstances on which such forward-looking statements are based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Income (a)

(dollars and Common Shares in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Rental income	$73,666	$62,639	$140,871	$133,096
Other	994	1,134	3,183	2,097
Total revenues	74,660	63,773	144,054	135,193

Operating expenses
Depreciation and amortization	31,345	33,793	62,735	67,170
General and administrative	10,671	8,720	19,667	17,790
Real estate taxes	12,504	10,697	23,966	21,144
Property operating	12,890	16,806	26,367	30,126
Impairment charges	—	—	—	51,549
Total operating expenses	67,410	70,016	132,735	187,779

Gain on disposition of properties	5,909	485	10,521	485
Operating income (loss)	13,159	(5,758)	21,840	(52,101)

Equity in earnings (losses) of unconsolidated affiliates	1,106	(786)	3,369	469
Interest and other income	2,054	2,095	3,754	5,024
Realized and unrealized holding gains on investments and other	2,711	87,811	9,218	87,281
Interest expense	(17,605)	(18,319)	(34,746)	(36,621)
Income from continuing operations before income taxes	1,425	65,043	3,435	4,052
Income tax (provision) benefit	(194)	(137)	(344)	815
Net income	1,231	64,906	3,091	4,867
Net loss (income) attributable to noncontrolling interests	2,687	(45,496)	5,989	6,129
Net income attributable to Acadia	$3,918	$19,410	$9,080	$10,996

Less: net income attributable to participating securities	(156)	(244)	(312)	(233)
Net income attributable to Common Shareholders - basic and diluted earnings per share	$3,762	$19,166	$8,768	$10,763

Weighted average shares for basic and diluted earnings per share	86,824	86,180	86,575	86,576

Net earnings per share - basic and diluted (b)	$0.04	$0.22	$0.10	$0.12

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income to Funds From Operations (a, c)

(dollars and Common Shares and Units in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net income attributable to Acadia	$3,918	$19,410	$9,080	$10,996

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	23,077	24,390	46,884	48,478
Impairment charges (net of noncontrolling interests' share)	—	—	—	12,400
Loss (gain) on disposition of properties (net of noncontrolling interests' share)	933	(111)	(4,163)	(111)
Income attributable to Common OP Unit holders	275	1,136	622	674
Distributions - Preferred OP Units	123	123	246	249
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$28,326	$44,948	$52,669	$72,686

Adjustments for Special Items:
Less: Albertsons unrealized holding gain (net of noncontrolling interest share)	(688)	(18,397)	(2,426)	(18,397)
Funds from operations before Special Items attributable to Common Shareholders and Common OP Unit holders	$27,638	$26,551	$50,243	$54,289

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	86,824	86,180	86,575	86,576
Weighted-average OP Units outstanding	5,135	5,003	5,127	5,096
Assumed conversion of Preferred OP Units to common shares	465	465	465	465
Assumed conversion of LTIP units and restricted share units to common shares	203	—	87	—
Weighted average number of Common Shares and Common OP Units	92,627	91,648	92,254	92,137

Diluted Funds from operations, per Common Share and Common OP Unit	$0.31	$0.49	$0.57	$0.79

Diluted Funds from operations before Special Items, per Common Share and Common OP Unit	$0.30	$0.29	$0.54	$0.59

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income (Loss) to Net Property Operating Income (“NOI”) (a)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Consolidated operating income (loss)	$13,159	$(5,758)	$21,840	$(52,101)
Add back:
General and administrative	10,671	8,720	19,667	17,790
Depreciation and amortization	31,345	33,793	62,735	67,170
Impairment charges	—	—	—	51,549
Straight-line rent (recoveries) reserves	(232)	3,562	585	6,529
Less:
Above/below market rent, straight-line rent and other adjustments	(4,249)	1,751	(9,533)	(2,585)
Gain on disposition of properties	(5,909)	(485)	(10,521)	(485)
Consolidated NOI	44,785	41,583	84,773	87,867

Noncontrolling interest in consolidated NOI	(12,373)	(11,694)	(23,234)	(25,992)
Less: Operating Partnership's interest in Fund NOI included above	(3,131)	(2,826)	(5,749)	(6,421)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (d)	3,764	2,874	7,064	9,220
NOI - Core Portfolio	$33,045	$29,937	$62,854	$64,674

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)

(dollars in thousands)

	As of
	June 30, 2021	December 31, 2020
ASSETS
Investments in real estate, at cost
Land	$761,029	$776,275
Buildings and improvements	2,825,549	2,848,781
Tenant improvements	204,542	191,046
Construction in progress	9,427	5,751
Right-of-use assets - finance leases	25,086	25,086
	3,825,633	3,846,939
Less: Accumulated depreciation and amortization	(624,461)	(586,800)
Operating real estate, net	3,201,172	3,260,139
Real estate under development	217,620	247,349
Net investments in real estate	3,418,792	3,507,488
Notes receivable, net	117,280	101,450
Investments in and advances to unconsolidated affiliates	258,063	249,807
Other assets, net	159,592	173,809
Right-of-use assets - operating leases, net	42,398	76,268
Cash and cash equivalents	34,645	19,232
Restricted cash	15,094	14,692
Rents receivable, net	43,748	44,136
Total assets	$4,089,612	$4,186,882

LIABILITIES
Mortgage and other notes payable, net	$1,162,617	$1,204,581
Unsecured notes payable, net	440,088	420,858
Unsecured line of credit	61,405	138,400
Accounts payable and other liabilities	239,056	269,911
Lease liability - operating leases, net	40,861	88,816
Dividends and distributions payable	14,339	147
Distributions in excess of income from, and investments in, unconsolidated affiliates	14,896	15,616
Total liabilities	1,973,262	2,138,329
Commitments and contingencies
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value, authorized 200,000,000 shares, issued and outstanding 88,419,303 and 86,268,303 shares, respectively	88	86
Additional paid-in capital	1,730,686	1,683,165
Accumulated other comprehensive loss	(47,909)	(74,891)
Distributions in excess of accumulated earnings	(184,174)	(167,046)
Total Acadia shareholders’ equity	1,498,691	1,441,314
Noncontrolling interests	617,659	607,239
Total equity	2,116,350	2,048,553
Total liabilities and equity	$4,089,612	$4,186,882

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(a)

For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K and made available on the Company’s website at www.acadiarealty.com.

(b)

Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the “Operating Partnership” of the Company, is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.

(c)

The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income  that are not indicative of the operating performance, such as gains (losses) from sales of real estate property, depreciation and amortization, and impairment of real estate property. In addition, NOI excludes interest expense and FFO before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), or are  indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of real estate property, plus depreciation and amortization, impairment of real estate property, and after adjustments for unconsolidated partnerships and joint ventures. Also consistent with NAREIT’s definition of FFO, the Company has elected to include gains and losses incidental to its main business (including those related to its RCP investments such as Albertsons) in FFO. FFO before Special Items begins with the NAREIT definition of FFO and further adjusts FFO to take into account FFO without regard to certain unusual items including charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio.

(d)

The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Fund’s operating agreement. Does not include the Operating Partnership's share of NOI from unconsolidated joint ventures within the Funds.